                                                                     Exhibit h.2

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                        TORTOISE GAS AND OIL CORPORATION
                            (a Maryland corporation)
                             ________ Common Shares

                               PLACEMENT AGREEMENT

Dated:  July 17, 2007
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                        TORTOISE GAS AND OIL CORPORATION
                            (a Maryland corporation)
                            __________ Common Shares
                           (Par Value $.001 Per Share)
                               PLACEMENT AGREEMENT

                                                                   July 17, 2007

STIFEL, NICOLAUS & COMPANY, INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC,
  as Representatives of the several Placement Agents
c/o    Stifel, Nicolaus & Company, Incorporated
       501 N. Broadway St. Louis, Missouri 63102

Ladies and Gentlemen:

         Tortoise  Gas  and  Oil  Corporation,   a  Maryland   corporation  (the
"Company"),  proposes,  subject to the terms and conditions  stated  herein,  to issue and sell in a private  placement  ______ shares of common stock, par value
$.001 per share (the  "Common  Shares"),  of the  Company to certain  accredited investors as defined in Rule 501(a) (the "Purchasers")  under the Securities Act of 1933,  as amended  (the "1933  Act"),  in  reliance  upon an  exemption  from registration  pursuant  to Section  4(2) of the 1933 Act, by means of and on the terms and in the manner set forth  herein and in the Final  Offering  Memorandum
(as defined below).  The term "Preliminary  Offering  Memorandum" as used herein means, collectively,  the preliminary offering memorandum dated June 13, 2007 as supplemental by the supplement to preliminary offering memorandum dated July 13,
2007,  and the  term  "Final  Offering  Memorandum"  means  the  final  Offering
Memorandum,  dated July 16,  2007.  The ______  Common  Shares to be sold by the
Company to Purchasers hereunder are hereinafter called the "Securities."

         Pursuant  to  this  agreement  between  the  Company  and  each  of the placement  agents  named in  Schedule  A hereto  (collectively,  the  "Placement
Agents"), for whom Stifel, Nicolaus & Company,  Incorporated ("Stifel Nicolaus")
and Wachovia Capital Markets, LLC ("Wachovia") are acting as representatives (in such capacity, the "Representatives"), the Company hereby appoints the Placement
Agents as exclusive  placement  agents  through which the Company will offer and sell the Securities to Purchasers and to provide for certain  additional matters respecting such appointment.

         The Company understands that the Placement Agents will act as exclusive placement agents for the Company in the private placement of the Securities.  In acting  as the  exclusive  placement  agent  pursuant  to  this  agreement,  the
Placement  Agents will seek to  complete  the  financing  on a  reasonable  best efforts basis,  acting as the Company's agent and not as a principal in the sale and placement of the  Securities.  The  Securities are to be offered and sold by the Company to Purchasers  through the Placement Agents without being registered under the 1933 Act, in reliance upon  exemptions  therefrom.  Purchasers and any subsequent purchasers ("Subsequent Purchasers") that acquire Securities may only resell or otherwise  transfer such  Securities if such  Securities are hereafter registered  under  the  1933  Act  or  if an  exemption  from  the  registration requirements of the 1933 Act is available  (including the exemptions afforded by the  rules  and  regulations  promulgated  under  the 1933 Act  (the  "1933  Act
Regulations") by the Securities and Exchange Commission (the "Commission").

         The Company has prepared and delivered to the Placement Agents and each
Purchaser copies of the Preliminary  Offering  Memorandum and the Final Offering
Memorandum, setting forth information

concerning the Company and the Securities,  each for use by such Placement Agent and each Purchaser in connection with the Offering.

         On the basis of the representations, warranties and covenants contained in this Agreement, but subject to the terms and conditions set forth herein, the
Company hereby confirms its appointment of the Placement Agents as the Company's exclusive  placement  agents  for the  purpose  of  finding  Purchasers  for the
Securities,  for the  account  and  risk of the  Company,  through  the  private placement herein contemplated.  Subject to the performance by the Company of its obligations  under this Agreement and the  completeness  and accuracy of all the representations  and warranties  contained herein,  the Placement Agents confirm their  acceptance of such  appointment and severally and not jointly,  agree, on the terms and conditions herein set forth, to use their reasonable best efforts, in accordance with their customary practice, to find prospective  Purchasers for the Securities. The Company expressly acknowledges and agrees that the Placement
Agents'  obligations  hereunder are on a "best  efforts" basis only and that the execution of this  Agreement  does not in any way constitute a commitment by the
Placement  Agents to purchase the  Securities and does not ensure the successful placement of the Securities or any portion thereof.

         The Company has entered into an Investment Advisory Agreement, dated as of June 8, 2007 (the  "Investment  Advisory  Agreement"),  with Tortoise Capital
Advisors,  L.L.C.,  a  Delaware  limited  liability  company  registered  as  an investment adviser (the "Advisor"),  under the Investment  Advisers Act of 1940, as  amended,  and  the  rules  and  regulations  thereunder  (collectively,  the
"Advisers Act").

         The Company  will enter into a  Registration  Rights  Agreement,  to be dated  as of July  17,  2007  (the  "Registration  Rights  Agreement")  with the
Representatives  relating to the subsequent registration of the Securities under the 1933 Act.

          SECTION 1. Representations and Warranties.

          (a) Representations and Warranties by the Company. The Company and the
Advisor, jointly and severally, represent and warrant to each Placement Agent as of the date hereof, the Applicable Time referred to in Section 1(a)(i) and as of the  Closing  Time  referred  to in Section  2(b)  hereof,  and agrees with each
Placement Agent, as follows:

          (i) Offering  Memorandum.  The Final Offering Memorandum does not, and at the Closing  Time will not,  include an untrue  statement  of a material fact or omit to  state a  material  fact  necessary  in  order  to make the statements therein, in the light of the circumstances under which they were made,  not  misleading;  provided  that this  representation,  warranty and agreement  shall not apply to  statements  in or  omissions  from the Final
     Offering   Memorandum   made  in  reliance  upon  and  in  conformity  with
     information  furnished  in writing to the  Company by any  Placement  Agent through  the  Representatives  expressly  for  use  in the  Final  Offering
     Memorandum, with the parties hereto confirming that no such information has been furnished.

          As of the Applicable Time (as defined below), the Preliminary Offering
     Memorandum  distributed  to investors  did not, and as of the Closing Time, will not,  include any untrue statement of a material fact or omit to state any material fact  necessary in order to make the  statements  therein,  in light of the circumstances  under which they were made, not misleading.  As used in this subsection and elsewhere in this Agreement:  "Applicable Time"
     means  __:__  _.m.  (Eastern  Time) on July 17,  2007 or such other time as agreed by the Company and the Representatives.

          The Preliminary  Offering Memorandum and the Final Offering Memorandum
     have been  carefully  prepared by the Company  (i) in  conformity  with the requirements of Regulation D of

     the 1933 Act  Regulations  and (ii) in a manner intended to ensure that the offering of the Securities complies with Rule 506 of Regulation D.

          (ii)  Independent  Accountants.  The  accountants  who  certified  the statement of assets and  liabilities  and the statement of operations,  and the  related  notes,  included  in the Final  Offering  Memorandum  are (A)
     independent  public accountants as defined by the 1933 Act and the 1933 Act
     Regulations, (B) in compliance with the applicable requirements relating to the  qualification of accountants  under Rule 2-01 under Regulation S-X and
     (C) a registered  public  accounting  firm as defined by the Public Company
     Accounting  Oversight  Board  ("PCAOB"),  whose  registration  has not been suspended  or revoked and who has not  requested  such  registration  to be withdrawn.

          (iii)  Financial  Statements.  The  audited  statement  of assets  and liabilities and the audited  statement of operations  included in the Final
     Offering  Memorandum,  together with the related notes,  present fairly the financial  position of the Company as of the date  indicated;  there are no financial statements that are required to be included in the Final Offering
     Memorandum  that are not included as required;  said  financial  statements have  been  prepared  in  conformity  with  generally  accepted  accounting principles  in the United  States  ("GAAP")  applied on a consistent  basis throughout the periods involved.  The financial data set forth in the Final
     Offering Memorandum under the caption  "Capitalization and Dilution" fairly presents the information set forth therein on a basis  consistent with that of the audited financial  statements and related notes thereto contained in the Final Offering Memorandum.

          (iv) No Material  Adverse  Change in  Business.  Since the  respective dates  as of  which  information  is  given  in  the  Preliminary  Offering
     Memorandum,  except  as  otherwise  stated  therein,  (A) there has been no material adverse change in the condition, financial or otherwise, or in the business  affairs or  business  prospects  of the  Company,  whether or not arising in the ordinary course of business (a "Material  Adverse  Effect"),
     (B) there have been no transactions entered into by the Company, other than those in the ordinary  course of business,  which are material with respect to the Company,  and (C) there has been no dividend or  distribution of any kind  declared,  paid or made by the  Company  on any class of its  capital stock.

          (v) Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate  power and authority to own,  lease and operate its  properties and to conduct its business as described in the
     Preliminary  Offering  Memorandum and the Final Offering  Memorandum and to
     enter into and perform its obligations under this Agreement, the Investment
     Advisory Agreement and the Registration  Rights Agreement;  and the Company
     is duly qualified as a foreign  corporation to transact  business and is in good standing in each other  jurisdiction  in which such  qualification  is required,  whether by reason of the ownership or leasing of property or the conduct of  business,  except  where the  failure so to qualify or to be in good  standing  would not be  reasonably  likely  to  result in a  Material
     Adverse Effect.

          (vi) Subsidiaries.  The Company has no subsidiaries.  The Company does not own, directly or indirectly, any shares of stock or any other equity or debt  securities of any  corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity.

          (vii) Capitalization.  The authorized,  issued and outstanding capital stock of the Company is as set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption "Description of Capital
     Stock".  The shares of issued and

     outstanding  capital  stock of the Company  have been duly  authorized  and validly  issued  and  are  fully  paid  and  non-assessable;  none  of  the outstanding  shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (viii) Authorization of Agreements.  This Agreement and the Investment
     Advisory  Agreement have each been, and the  Registration  Rights Agreement will be as of the Closing Time, duly authorized,  executed and delivered by the Company and are, and will be as of the Closing Time,  valid and binding obligations of the Company,  enforceable  against the Company in accordance with their terms,  except as the enforcement  thereof may be subject to (i)
     bankruptcy,  insolvency,  reorganization,  moratorium or other similar laws now or thereafter in effect  relating to  creditors'  rights  generally and
     (ii) general  principles  of equity and the  discretion of the court before which any proceeding therefor may be brought.

          (ix) Authorization and Description of Securities.  The Securities have been duly authorized for issuance and sale by the Company to the Purchasers through the Placement  Agents  pursuant to this  Agreement and, when issued and delivered by the Company pursuant to this Agreement  against payment of the consideration  set forth herein,  will be validly issued and fully paid and  non-assessable;  the Common Shares conform to all statements  relating thereto  contained in the  Preliminary  Offering  Memorandum  and the Final
     Offering  Memorandum and such descriptions  conform to the rights set forth in the  instruments  defining the same; no holder of the Securities will be subject to  personal  liability  by reason of being such a holder;  and the issuance  of the  Securities  is not  subject  to the  preemptive  or other similar rights of any securityholder of the Company.

          (x) Absence of Defaults and Conflicts. The Company is not in violation of its articles or by-laws or in default in the  performance  or observance of any  obligation,  agreement,  covenant  or  condition  contained  in any contract,  indenture,  mortgage,  deed of trust,  loan or credit agreement, note,  lease or other  agreement  or  instrument  to which the Company is a party or by which it may be  bound,  or to  which  any of the  property  or
     assets  of  the   Company  is  subject   (collectively,   "Agreements   and
     Instruments")  except for such defaults that would not be reasonably likely to result in a Material  Adverse  Effect;  and the execution,  delivery and performance of this Agreement,  the  Registration  Rights Agreement and the
     Investment  Advisory  Agreement and the  consummation  of the  transactions contemplated  herein and therein  (including  the  issuance and sale of the
     Securities  and the use of the proceeds from the sale of the  Securities as described in the  Preliminary  Offering  Memorandum  and the Final Offering
     Memorandum  under the caption  "Use of  Proceeds")  and  compliance  by the
     Company  with its  obligations  hereunder  and  thereunder  have  been duly authorized  by all  necessary  corporate  action  and do not and will  not, whether  with or  without  the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and  Instruments,  nor will such action result in any violation of the  provisions of the articles or by-laws of the Company, any applicable law, statute,  rule,  regulation,
     judgment,   order,   writ  or   decree   of  any   government,   government
     instrumentality or court, domestic or foreign, having jurisdiction over the
     Company or any of its assets, properties or operations.

          (xi) Absence of  Proceedings.  There is no action,  suit,  proceeding, inquiry or  investigation  before or  brought by any court or  governmental agency or body, domestic or foreign,  now pending,  or, to the knowledge of the  Company,  threatened,  against  or  affecting  the  Company,  which is required to be disclosed in the  Preliminary  Offering  Memorandum  and the
     Final Offering  Memorandum  (other than as disclosed  therein),  or that is reasonably  likely to

     result  in a  Material  Adverse  Effect,  or that is  reasonably  likely to materially and adversely  affect the properties or assets of the Company or the  consummation of the transactions  contemplated in this Agreement,  the
     Registration  Rights Agreement or the Investment  Advisory Agreement or the
     performance by the Company of its obligations hereunder or thereunder;  the aggregate of all pending  legal or  governmental  proceedings  to which the
     Company  is a party or of which  any of its  properties  or  assets  is the subject which are not described in the Preliminary  Offering Memorandum and the  Final  Offering  Memorandum,  including  ordinary  routine  litigation incidental  to the  business,  is not  reasonably  likely  to  result  in a
     Material Adverse Effect.

          (xii)   Absence  of  Further   Requirements.   No  filing   with,   or
     authorization,    approval,    consent,   license,   order,   registration,
     qualification  or decree of, any court or governmental  authority or agency is  necessary  or  required  for  the  performance  by the  Company  of its obligations hereunder, in connection with the offering, issuance or sale of
     the  Securities   hereunder  or  the   consummation  of  the   transactions
     contemplated by this Agreement or the Investment Advisory Agreement, except such as have been  already  obtained  and except for filing of a Form D and related  information  with the Commission and various state  securities law agencies and administrators.

          (xiii) Possession of Licenses and Permits.  The Company possesses such
     permits,   licenses,   approvals,   consents   and   other   authorizations
     (collectively,  "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory  agencies or bodies necessary to conduct the  business  now  operated  by  it  or  proposed  to  be  operated  by it immediately  following  the offering of the  Securities as described in the
     Preliminary Offering Memorandum and the Final Offering  Memorandum,  except where the failure so to possess is not  reasonably  likely to, singly or in the  aggregate,  result in a Material  Adverse  Effect;  the  Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply is not  reasonably  likely to, singly or in the  aggregate,  result  in a  Material  Adverse  Effect;  all of the
     Governmental  Licenses are valid and in full force and effect,  except when the  invalidity  of  such  Governmental  Licenses  or the  failure  of such
     Governmental  Licenses  to be in full  force and  effect is not  reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect;
     and the Company has not received any notice of proceedings  relating to the revocation or modification of any such Governmental  Licenses which, singly or in the aggregate,  if the subject of an unfavorable decision,  ruling or finding, would result in a Material Adverse Effect.

          (xiv) Registration Rights. Other than as set forth in the Registration
     Rights Agreement,  there are no persons with  registration  rights or other similar rights requiring the Company to register any securities as a result of the Offering.

          (xv) Related Party Transactions.  There are no business  relationships or related  party  transactions  involving  the Company or any other person required to be described in the  Preliminary  Offering  Memorandum  and the
     Final Offering Memorandum which have not been described as required.

          (xvi) Investment Advisory  Agreement.  (A) The terms of the Investment
     Advisory  Agreement,  including  compensation terms, comply in all material respects with all applicable  provisions of the  Investment  Company Act of
     1940,  as  amended  (the  "1940  Act")  and  the  Advisers  Act and (B) the
     approvals by the board of directors and the  stockholders of the Company of the Investment  Advisory  Agreement  have been made in accordance  with the requirements of Section 15 of the 1940 Act.

          (xvii)  Interested  Persons.  Except as disclosed  in the  Preliminary
     Offering  Memorandum  and the Final Offering  Memorandum,  (A) no person is serving or acting as an  officer,  director  or  investment  adviser of the
     Company,  except in accordance  with the provisions of the 1940 Act and the
     Advisers Act, and (B) to the  knowledge of the Company,  no director of the
     Company  is an  "interested  person"  (as  defined  in the 1940 Act) of the
     Company or an  "affiliated  person"  (as defined in the 1940 Act) of any of the Placement Agents.

          (xviii)  Employees and  Executives.  The Company is not aware that (A)
     any executive  officer,  key employee or significant  group of employees of the Advisor plans to terminate  employment with the Advisor or (B) any such
     executive   officer  or  key   employee  is  subject  to  any   noncompete,
     nondisclosure,   confidentiality,   employment,   consulting   or   similar
     arrangement  that would be violated  by the  present or  proposed  business activities of the Company or the Advisor.

          (xix)  Similar  Offerings.  Except for the placement by the Company of
     Common Shares as set forth in the Final  Offering  Memorandum,  none of the
     Company  or any of its  respective  affiliates,  as such term is defined in
     Rule 501(b) under the 1933 Act (each,  an  "Affiliate"),  has,  directly or indirectly,  solicited  any  offer  to  buy,  sold  or  offered  to sell or otherwise  negotiated  in  respect  of, or will,  directly  or  indirectly, solicit any offer to buy,  sell or offer to sell or otherwise  negotiate in respect  of,  in the  United  States or to any  United  States  citizen  or resident, any security which is or would be integrated with the sale of the
     Securities in a manner that would  require the  Securities to be registered under the 1933 Act.

          (xx) No General  Solicitation.  None of the Company or its  respective
     Affiliates  or any person  acting on its or any of their behalf (other than the  Placement  Agents or the  Purchasers,  as to whom the Company makes no representation) has engaged or will engage, in connection with the offering or sale of the Securities,  in any form of general  solicitation or general advertising  within  the  meaning  of  Rule  502(c)  under  the  1933  Act, including,  without limitation, by means of presentations,  speeches, media advertisements or written publications.

          (xxi) No 1933 Act Registration  Required. (A) Subject to compliance by the Placement Agents with the  representations  and warranties set forth in
     Section  2 and the  procedures  set forth in  Section  6 hereof,  it is not necessary in connection with the offer, sale and delivery of the Securities by the  Company  to the  Purchasers  in the  manner  contemplated  by  this
     Agreement  and the Final  Offering  Memorandum  to register the  Securities under  the  1933 Act and (B) it is not  necessary  in  connection  with the placement  of Common  Shares by the  Company to the  initial  investors  as reflected in the Final  Offering  Memorandum  to register  such  securities under the 1933 Act.

          (xxii) Accounting Controls.  The Company has established and maintains a system of internal  accounting  controls sufficient to provide reasonable assurances  that (A)  transactions  will be  executed  in  accordance  with management's authorization;  (B) transactions will be recorded as necessary to permit  preparation of financial  statements in conformity with GAAP and to  maintain  accountability  for  assets;  (C)  access to  assets  will be permitted  only in  accordance  with  management's  authorization;  (D) the recorded  accountability  for assets  will be  compared  with the  existing assets at reasonable  intervals and  appropriate  action will be taken with respect  to any  differences;  (E)  material  information  relating  to the
     Company and the assets  managed by the Advisor will be promptly  made known to the officers  responsible for establishing and maintaining the system of internal  accounting  controls;  and (F) any  significant  deficiencies  or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record, process,  summarize and report  financial  data,  and any fraud  whether or not  material  that involves  management  or other  employees  who have a

     significant  role in internal  controls,  will be  adequately  and promptly disclosed to the Company's  independent auditors and the audit committee of the Company's board of directors.

          (xxiii) No  Extension  of Credit.  The  Company  has not,  directly or indirectly,  extended  credit,  arranged to extend  credit,  or renewed any extension of credit, in the form of a personal loan, to or for any director or  executive  officer of the  Company,  or to or for any family  member or affiliate of any director or executive officer of the Company.

          (b)  Representations  and  Warranties  of  the  Advisor.  The  Advisor
represents to each Placement  Agent as of the date hereof and, as of the Closing
Time referred in Section 2(b) hereof,  and agrees with each  Placement  Agent as follows:

          (i) No Material Adverse Change in Business. Since the respective dates as of which  information is given in the Preliminary  Offering  Memorandum, except as  otherwise  stated  therein,  there has been no material  adverse change  in the  condition,  financial  or  otherwise,  or in  the  business affairs, business prospects or regulatory status of the Advisor, whether or not arising in the  ordinary  course of business,  or that would  otherwise prevent the Advisor from carrying out its respective  obligations under the
     Investment Advisory Agreement (an "Advisor's Material Adverse Effect").

          (ii) Good Standing. The Advisor has been duly organized and is validly existing as a limited  liability company in good standing under the laws of the  State  of  Delaware,  and has  limited  liability  company  power  and authority  to own,  lease and  operate  its  properties  and to conduct its business as  described  in the  Offering  Memorandum  and to enter into and perform its obligations under this Agreement;  the Advisor also has limited liability  company  power and  authority to execute and deliver and perform its obligations  under the Investment  Advisory  Agreement;  the Advisor is duly  qualified  to transact  business  as a foreign  entity and is in good standing  in  each  other  jurisdiction  in  which  such  qualification  is required,  whether by reason of ownership or leasing of its property or the conduct  of  business,  except  where the  failure to qualify or be in good standing would not be reasonably likely to result in an Advisor's  Material
     Adverse Effect.

          (iii)  Registration Under Advisers Act. The Advisor is duly registered with the Commission as an investment  adviser under the Advisers Act and is not  prohibited  by the  Advisers  Act,  the  1940  Act  or the  applicable published rules and regulations thereunder from acting under the Investment
     Advisory  Agreement  for the  Company as  contemplated  by the  Preliminary
     Offering Memorandum and the Final Offering Memorandum. There does not exist any proceeding or, to the Advisor's  knowledge,  any facts or circumstances the existence of which could lead to any proceeding  which might  adversely affect the registration of the Advisor with the Commission.

          (iv) Absence of  Proceedings.  There is no action,  suit,  proceeding, inquiry or  investigation  before or  brought by any court or  governmental agency or body, domestic or foreign,  now pending,  or, to the knowledge of the  Advisor,  threatened,  against  or  affecting  the  Advisor,  which is required to be disclosed in the  Preliminary  Offering  Memorandum  and the
     Final Offering Memorandum (other than as disclosed therein), or which might result in a  Material  Adverse  Effect  or an  Advisor's  Material  Adverse
     Effect,  or which might  materially and adversely  affect the properties or assets of the Advisor or the consummation of the transactions  contemplated in this Agreement or the Investment Advisory Agreement,  or the performance by the Advisor of its obligations hereunder or thereunder; the aggregate of all pending  legal or  governmental  proceedings  to which the Advisor is a party or of which any of its  property or

     assets is the subject which are not described in the  Preliminary  Offering
     Memorandum or the Final Offering  Memorandum,  including  ordinary  routine litigation  incidental  to its  business,  could not result in an Advisor's
     Material Adverse Effect.

          (v) Absence of Defaults and Conflicts. The Advisor is not in violation of its limited liability company agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any  contract,  indenture,  mortgage,  deed of  trust,  loan  or  credit agreement,  note,  lease or other  agreement  or  instrument  to which  the
     Advisor  is a party  or by which it may be  bound,  or to which  any of the properties or assets of the Advisor is subject (collectively,  the "Advisor
     Agreements and  Instruments"),  or in violation of any law, statute,  rule, regulation,  judgment,  order  or  decree  except  for such  violations  or defaults  that  would not be  reasonably  likely  to  result in a  Material
     Adverse Effect or an Advisor's  Material Adverse Effect; and the execution, delivery and  performance  of this  Agreement and the  Investment  Advisory
     Agreement, and the consummation of the transactions contemplated herein and therein  (including  the issuance and sale of the Securities and the use of the  proceeds  from  the  sale  of  the  Securities  as  described  in  the
     Preliminary Offering Memorandum and the Final Offering Memorandum under the caption  "Use  of  Proceeds")  and  compliance  by  the  Advisor  with  its obligations hereunder and under the Investment Advisory Agreement have been duly authorized by all necessary  limited  liability  company action and do not and will not,  whether  with or without the giving of notice or passage of time or both,  conflict  with or  constitute  a breach of, or default or
     Advisor Repayment Event (as defined below) under, or result in the creation or imposition of any lien,  charge or  encumbrance  upon any  properties or assets of the Advisor pursuant to, the Advisor  Agreements and Instruments, nor will such  action  result in any  violation  of the  provisions  of the limited liability company agreement of the Advisor,  or any applicable law,
     statute,  rule,  regulation,   judgment,  order,  writ  or  decree  of  any
     government,  government  instrumentality  or court,  domestic  or  foreign, having  jurisdiction  over the Advisor or any of its assets,  properties or operations. As used herein, an "Advisor Repayment Event" means any event or condition  which gives the holder of any note,  debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Advisor.

          (vi)  Authorization  of Agreements.  This Agreement and the Investment
     Advisory Agreement have been duly authorized, executed and delivered by the
     Advisor. This Agreement and the Investment Advisory Agreement are valid and binding obligations of the Advisor,  as applicable,  enforceable against it in accordance with their terms,  except as the  enforcement  thereof may be subject to (i) bankruptcy, insolvency, reorganization,  moratorium or other similar laws now or  thereafter  in effect  relating to  creditors'  rights generally and (ii) general  principles of equity and the  discretion of the court before which any proceeding therefor may be brought.

          (vii)   Absence  of  Further   Requirements.   No  filing   with,   or
     authorization,    approval,    consent,   license,   order,   registration,
     qualification  or decree of, any court or governmental  authority or agency is  necessary  or  required  for  the  performance  by the  Advisor  of its obligations hereunder, in connection with the offering, issuance or sale of
     the  Securities   hereunder  or  the   consummation  of  the   transactions
     contemplated by this Agreement or the Investment Advisory Agreement, except such as have already been made or obtained.

          (viii)  Description  of  Advisor.  The  descriptions  of  the  Advisor contained in the  Preliminary  Offering  Memorandum  and the Final Offering
     Memorandum do not, and prior to the time of purchase will not,  contain any untrue  statement  of a  material  fact or omit to  state a  material  fact necessary to make the statements  therein, in light of the circumstances in which they were made, not misleading.

          (ix)  Financial  Resources.  The Advisor has the  financial  resources available  to  it  necessary  for  the  performance  of  its  services  and obligations as contemplated in the Preliminary  Offering Memorandum and the
     Final  Offering  Memorandum  and under this  Agreement  and the  Investment
     Advisory Agreement.

          (x)  Possession of Licenses and Permits.  The Advisor  possesses  such
     Governmental  Licenses issued by the appropriate  federal,  state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the  aggregate,  result in a  Material  Adverse  Effect or an  Advisor's
     Material  Adverse  Effect;  the Advisor is in compliance with the terms and conditions of all such Governmental  Licenses,  except where the failure so to comply  would  not,  singly or in the  aggregate,  result in a  Material
     Adverse  Effect  or an  Advisor's  Material  Adverse  Effect;  all  of  the
     Governmental  Licenses are valid and in full force and effect,  except when the  invalidity  of  such  Governmental  Licenses  or the  failure  of such
     Governmental  Licenses to be in full force and effect would not,  singly or in the  aggregate,  result in a  Material  Adverse  Effect or an  Advisor's
     Material  Adverse  Effect;  and the Advisor has not  received any notice of proceedings  relating  to  the  revocation  or  modification  of  any  such
     Governmental Licenses which, singly or in the aggregate,  if the subject of an  unfavorable  decision,  ruling or finding,  would  result in a Material
     Adverse Effect or an Advisor's Material Adverse Effect.

          (xi)  Employment  Status.  The  Advisor  is not  aware  that  (A)  any executive,  key employee or  significant  group of employees of the Advisor plans to  terminate  employment  with the  Advisor  (B) any such  executive officer  or key  employee  is subject  to any  non-compete,  nondisclosure, confidentiality,  employment, consulting or similar agreement that would be violated by the present or proposed  business  activities of the Company or the Advisor except where such termination or violation would not constitute a Material Adverse Effect or an Advisor's Material Adverse Effect.

          (xii)  Internal  Controls.  The Advisor  operates a system of internal controls  sufficient to provide reasonable  assurance that (A) transactions effectuated by it under the Investment  Advisory  Agreement are executed in accordance with its management's general or specific authorization; and (B)
     access to the Company's  assets is permitted  only in  accordance  with its management's general or specific authorization.

          (c) Officer's  Certificates.  Any certificate signed by any officer of the Company or the Advisor  delivered to the  Representatives  or to counsel for the  Placement  Agents  shall be deemed a  representation  and  warranty  by the
Company or the Advisor,  respectively, to each Placement Agent as to the matters covered thereby.

          SECTION 2. Sale and Delivery to Placement Agents; Closing.

          (a)  Securities.  On the basis of the  representations  and warranties herein contained and subject to the terms and conditions herein set forth and in the subscription agreements entered into by each of the Purchasers,  the Company agrees to sell to each  Purchaser,  severally  and not  jointly,  at a price per share of $15.00,  the number of Securities  set forth in Schedule B opposite the name of such Purchaser.

          (b)  Payment.  At  ___:00  _.m.  (Eastern  time)  on the  date of this
Agreement,  or such other time not later than ten business  days after such date as shall be agreed upon by the  Representatives  and the Company  (such time and date of payment and delivery being herein called "Closing Time"),  payment shall be made to the  Company  from  each of the  Placement  Agents,  on behalf of the
Purchasers  identified

by such Placement Agents,  by wire transfer of immediately  available funds to a bank  account  designated  by the  Company,  against  delivery  to  each  of the
Placement  Agents  of  the  Securities  to  be  purchased  by  their  respective
Purchasers. Stifel Nicolaus or Wachovia,  individually and not as representative of the Placement Agents, may (but shall not be obligated to) make payment of the purchase  price for the Securities to be purchased by any Purchaser or on behalf of any  Purchaser  whose  funds  have not been  received  by the  Company at the
Closing Time.

          (c) [Reserved]

          (d)  Placement  Fee. The Company  hereby agrees that the aggregate fee for the  Placement  Agents'  services  hereunder  shall be  6.00%  of the  gross proceeds  of any sale of  Securities  pursuant  to a  placement  arranged by the
Placement Agents pursuant to this Agreement, with such fee to be earned upon any such sale to any Purchaser and payable by the Company to the Placement Agents at the Closing Time. For the avoidance of doubt,  (i) this fee shall be in addition to the separate  structuring  fee payable to Stifel Nicolaus and Wachovia as set forth in that certain letter agreement dated June 12, 2007, between the Company,
Stifel  Nicolaus and Wachovia,  and (ii) Stifel  Nicolaus and Wachovia  shall be entitled to one placement fee of 6% of gross  proceeds of any sale of Securities arranged by either of them.

          SECTION 3.  Covenants of the Company and the Advisor.  The Company and
the  Advisor,  jointly and  severally,  covenant  with each  Placement  Agent as follows:

          (a) Offering  Memorandum.  The Company, as promptly as possible,  will furnish to each Placement  Agent,  without charge,  such number of copies of the
Preliminary  Offering  Memorandum  and the  Final  Offering  Memorandum  and any
amendments  and  supplements  thereto  as such  Placement  Agent may  reasonably request.

          (b) Notice and Effect of Material  Events.  The Company will  promptly notify the  Representatives,  and confirm  such  notice in  writing,  of (x) any filing  made by the  Company of  information  relating  to the  offering  of the
Securities  with any  securities  exchange or any other  regulatory  body in the
United States or any other jurisdiction,  and (y) prior to the completion of the placement of the offered  Securities by the Placement  Agents, as evidenced by a notice in writing from each Placement Agent to the Company, any material changes in or affecting the condition,  financial or otherwise,  or the business affairs or business prospects of the Company or the Advisor which (i) make any statement in the Preliminary  Offering  Memorandum and the Final Offering Memorandum false or misleading or (ii) are not disclosed in the Preliminary  Offering  Memorandum and the Final  Offering  Memorandum.  In such  event or if during  such time any event  shall  occur as a result  of which  it is  necessary,  in the  reasonable opinion of any of the Company,  its counsel, the Placement Agents or counsel for the Placement Agents, to amend or supplement the Preliminary Offering Memorandum and the Final  Offering  Memorandum  in order that the Offering  Memorandum  not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing,  the Company will forthwith amend or supplement the  Preliminary  Offering  Memorandum  and the  Final  Offering  Memorandum  by
preparing and furnishing to each Placement  Agent an amendment or amendments of, or a supplement or supplements to, the Preliminary  Offering  Memorandum and the
Final Offering Memorandum (in form and substance  satisfactory in the reasonable opinion  of  counsel  for the  Placement  Agents)  so  that,  as so  amended  or supplemented,  the  Preliminary  Offering  Memorandum  and  the  Final  Offering
Memorandum  will not include an untrue  statement of a material  fact or omit to state a material fact necessary in order to make the statements  therein, in the light of the circumstances  existing at the time it is delivered to a Purchaser, not misleading.

          (c) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Offering
Memorandum under "Use of Proceeds."

                                       10

          (d)  Qualification  of Securities for Offer and Sale. The Company will use its best efforts,  in cooperation with the Placement  Agents, to qualify the offered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Placement Agents may designate and to maintain such  qualifications  in effect as long as required for the sale of the
Securities;  provided,  however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or  to  subject  itself  to  taxation  in  respect  of  doing  business  in  any jurisdiction in which it is not otherwise so subject.

          (e)  Amendment  to Final  Offering  Memorandum  and  Supplements.  The
Company  will advise each  Representative  promptly of any  proposal to amend or supplement the Final  Offering  Memorandum and will not effect such amendment or supplement  if the  Representatives  or counsel to the  Placement  Agents  shall reasonably object. Neither the consent of the Representatives,  nor the delivery by a Placement  Agent of any such  amendment or supplement,  shall  constitute a waiver  of any of the  conditions  set  forth in  Section  5 hereof or waiver of termination rights.

          (f) DTC. The Company will cooperate with the Placement  Agents and use its best efforts to permit the offered  Securities  to be eligible for clearance and settlement through the facilities of the Depository Trust Company ("DTC").

          (g) Provision of Information. Unless the Company furnishes information to the  Commission  pursuant to Section 13 or 15(d) of the 1934 Act, the Company agrees that,  prior to any public  offering of its Common  Shares,  it will make available on the Advisor's website, or, at its option mail to all holders of its
Securities,  including any subsequent holders of its Securities, any information that it files under the 1940 Act and quarterly  and annual  reports with respect to the Company.

          (h)  Accounting  Controls.  The Company will  establish and maintain a
system  of  internal   accounting  controls  sufficient  to  provide  reasonable
assurances that (A)  transactions  are executed in accordance with  management's authorization;  (B) transactions are recorded as necessary to permit preparation of financial  statements in conformity with GAAP and to maintain  accountability for  assets;  (C)  access  to  assets  is  permitted  only  in  accordance  with management's  authorization;  (D) the  recorded  accountability  for  assets  is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;  (E) material  information relating to the Company and the assets  managed by the Advisor is promptly made known to the officers  responsible  for  establishing  and maintaining the system of internal accounting controls;  and (F) any significant  deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company's ability to record,  process,  summarize and report financial data, and any  fraud  whether  or not  material  that  involves  management  or  other employees who have a significant role in internal  controls,  are adequately and promptly disclosed to the Company's independent auditors and the audit committee of the Company's board of directors.

          (i)  Disclosure  Controls.  The  Company  will  use  its  commercially reasonable  efforts to establish and employ  disclosure  controls and procedures that are  designed to ensure that  information  required to be  disclosed by the
Company in the reports that it prepares for its  shareholders is accumulated and communicated  to the Company's  management,  including  its principal  executive officer or officers and principal financial officer or officers,  as appropriate to allow timely decisions regarding  disclosure and at such time as it registers its Common Shares under the  Securities  Exchange Act of 1934 ("1934 Act"),  the
reports  that it files or submits  under the 1934 Act are  recorded,  processed, summarized and reported,  within the time periods  specified in the Commission's rules and forms.

                                       11

          (j) The Company will file all reports  (including Form Ds) and general consents to service of process in  jurisdictions  required by  Regulation  D and applicable  state securities laws with regard to sales of the Securities and the use of the  proceeds  therefrom;  provided,  however,  that the  Representatives provide all relevant  information to the Company in writing as to the Purchasers required for such filings.

          SECTION 4. Payment of Expenses.

          (a)  Expenses.  The  Company  will pay all  expenses  incident  to the
performance  of  its  obligations  under  this  Agreement,   including  (i)  the
preparation  and printing of the Preliminary  Offering  Memorandum and the Final
Offering Memorandum  (including  financial  statements and exhibits) and of each amendment or supplement thereto, (ii) the preparation,  printing and delivery to the Placement  Agents of this Agreement,  any other agreement with the Placement
Agents  and such other  documents  as may be  required  in  connection  with the offering,  purchase,  sale,  issuance  or delivery  of the  Securities,  and the
Registration Rights Agreement,  (iii) the preparation,  issuance and delivery of the  Securities to the Placement  Agents,  including any stock or other transfer taxes and any stamp or other duties payable upon the sale,  issuance or delivery of the Securities to the Placement  Agents,  (iv) the fees and  disbursements of the Company's,  and the Advisor's counsel,  accountants and other advisors,  (v)
the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and  disbursements of counsel for the Placement  Agents in connection  therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto,  (vi) the printing and  delivery to the  Placement  Agents of copies of each Preliminary  Offering  Memorandum and of the Final Offering  Memorandum and
any  amendments or  supplements  thereto,  (vii) the  preparation,  printing and delivery  to the  Placement  Agents  of copies  of the Blue Sky  Survey  and any supplement  thereto,  (viii)  the fees and  expenses  of any  transfer  agent or registrar  for the  Securities,  and (ix) the costs and  expenses of the Company relating to investor  presentations  on any "road show" undertaken in connection with the marketing of the Securities,  including  without  limitation,  expenses associated  with the  production  of road show  slides  and  graphics,  fees and
expenses  of  any   consultants   engaged  in  connection  with  the  road  show
presentations,  travel and lodging expenses of the  representatives and officers of the Company  and any such  consultants,  and the cost of  aircraft  and other transportation  chartered in connection with the road show;  provided,  however, that the Company shall not pay such expenses of the Placement Agents that exceed
$75,000 in the  aggregate.  The  Placement  Agents and the Company will each pay fees,  costs  and  expenses  of  their  respective  counsel,  other  than  those contemplated  by  Sections  4(a)(v)  and  4(a)(vii),  which shall be paid by the
Company.

          (b)  Termination of Agreement.  If this Agreement is terminated by the
Representatives  in  accordance  with the  provisions  of  Section 5 or  Section
10(a)(i)  hereof,  the Company and the  Advisor,  jointly and  severally,  shall reimburse the Placement Agents for all of their out-of-pocket expenses incurred, including the  reasonable  fees and  disbursements  of counsel for the Placement
Agents.

          SECTION  5.   Conditions  of  Placement   Agents'   Obligations.   The
obligations  of the  several  Placement  Agents  hereunder  are  subject  to the accuracy of the  representations  and  warranties of the Company and the Advisor contained in Section 1 hereof or in  certificates  of any officer of the Company or the  Advisor,  to the  performance  by the  Company  and the Advisor of their respective  covenants  and other  obligations  hereunder,  and to the  following further conditions:

          (a)  Opinions  of  Counsel  for   Company.   At  Closing   Time,   the
Representatives shall have received the favorable opinions,  dated as of Closing
Time,  of  Blackwell  Sanders  LLP,  counsel for the  Company,  and Venable LLP, special  Maryland  counsel for the Company,  in each case in form and  substance satisfactory  to counsel  for the  Placement  Agents,  together  with  signed or reproduced  copies of such letter for each of the other Placement Agents to such effect as counsel to the Placement Agents may reasonably request. In giving such opinions, Blackwell Sanders LLP may rely, as to all matters governed

                                       12

by the laws of jurisdictions other than the law of the State of Missouri and the federal law of the United  States,  on an assumption  that the law of such other jurisdiction  is identical  to the law of Missouri.  Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent  they deem  proper,  upon  certificates  of  officers  of the Company and certificates of public officials.

          (b) Opinion of Counsel for  Placement  Agents.  At Closing  Time,  the
Representatives  shall have received the favorable opinion,  dated as of Closing
Time, of Andrews  Kurth LLP,  counsel for the  Placement  Agents,  together with signed or  reproduced  copies  of such  letter  for each of the other  Placement
Agents  with  respect to the  matters  as the  Placement  Agents may  reasonably request.  In giving  such  opinion  such  counsel  may rely,  as to all  matters governed  by the laws of  jurisdictions  other  than the law of the State of New
York and the  federal  law of the United  States,  upon the  opinions of counsel satisfactory  to the  Representative,  including  counsel of the  Company.  Such counsel may also state that,  insofar as such opinion  involves factual matters, they have relied, to the extent they deem proper,  upon certificates of officers of the Company and certificates of public officials.

          (c) Officers' Certificates.  (i) At Closing Time, there shall not have been,  since  the  date  hereof  or  since  the  respective  dates  as of  which information  is given  in the  Preliminary  Offering  Memorandum,  any  material adverse  change in the  condition,  financial or otherwise,  or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business,  and the Representatives  shall have received a certificate of the president of the Company and of the chief  financial or chief accounting officer of the Company,  dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties  in Section  1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and (iii) the Company has complied with all  agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

         (ii) At Closing Time,  there shall not have been, since the date hereof or  since  the  respective  dates  as of  which  information  is  given  in  the
Preliminary Offering  Memorandum,  any material adverse change in the condition, financial or otherwise,  or in the business affairs or business prospects of the
Advisor,  whether or not arising in the  ordinary  course of  business,  and the
Representatives  shall  have  received a  certificate  of the  president  of the
Advisor and of the chief financial or chief  accounting  officer of the Advisor, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) and 1(b)
hereof are true and correct  with the same force and effect as though  expressly made at and as of Closing  Time,  and (iii) the  Advisor has  complied  with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

          (d)  Subscription  Agreements.  At the time of the  execution  of this
Agreement,  the definitive Subscription Agreements shall have been duly executed and  delivered by each  Purchaser set forth in Schedule B hereto and shall be in full force and effect.

          (e) Accountant's  Comfort Letter. At the Closing Time of the execution of this Agreement,  the  Representatives  shall have received from Ernst & Young
LLP a  letter  dated  such  date,  in form  and  substance  satisfactory  to the
Representatives,  together with signed or  reproduced  copies of such letter for each of the other Placement Agents containing  statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with  respect to the  financial  statements  and certain  financial  information contained in the Final Offering Memorandum.

     (f) Additional Documents. At Closing Time, counsel for the Placement Agents shall have been  furnished  with such documents and opinions as they may require for the  purpose  of  enabling  them to pass upon the  issuance  and sale of the
Securities as herein  contemplated,  or in order to evidence the

                                       13

accuracy of any of the representations or warranties,  or the fulfillment of any of the conditions,  herein  contained;  and all proceedings taken by the Company and the Advisor in  connection  with the issuance and sale of the  Securities as herein  contemplated  shall  be  satisfactory  in  form  and  substance  to  the
Representatives and counsel for the Placement Agents.

          (g)  Termination  of  Agreement.  If any  condition  specified in this
Section shall not have been fulfilled when and as required to be fulfilled, this
Agreement may be terminated by the  Representatives  by notice to the Company at any time at or prior to  Closing  Time  and such  termination  shall be  without liability  of any party to any other  party  except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

          SECTION 6. Offers and Resales of the Securities.

          (a) Offer and Sale  Procedures.  Each of the Placement  Agents and the
Company,  with respect to its own respective  activities,  hereby  establish and agree to observe the following  procedures in connection with the offer and sale of the Securities:

          (i) Offers and Sales. Offers and sales of the Securities shall be made to such persons and in such manner as is  contemplated  by the  Preliminary
     Offering Memorandum and the Final Offering Memorandum.  No offers, sales or deliveries  of any of the  Securities  will  be  made  in any  jurisdiction outside the United  States except under  circumstances  that will result in compliance with the applicable laws thereof.

          (ii) No  General  Solicitation.  No  general  solicitation  or general advertising  (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United  States in  connection  with the offering or sale of the
     Securities.

          (iii)   Purchaser   Notification.   Each  Placement  Agent  will  take
     reasonable  steps to inform persons  acquiring  Securities from the Company that the Securities  (A) have not been and may not be registered  under the
     1933 Act,  (B) are being sold to them without  registration  under the 1933
     Act in reliance on the exemption from registration pursuant to Section 4(2)
     of the 1933 Act, and (C) may not be offered,  sold or otherwise transferred except (1) to the  Company or (2) inside the United  States  pursuant to an available exemption from registration under the 1933 Act.

          (b)  Covenants  of  the  Company.  The  Company  covenants  with  each
Placement Agent as follows:

          (i)  Integration.  The Company  agrees that it will not and will cause its  Affiliates not to,  directly or indirectly,  solicit any offer to buy, sell or make any offer or sale of, or  otherwise  negotiate  in respect of, securities  of the Company of any class if, as a result of the  doctrine of
     "integration"  referred  to in Rule 502 under the 1933 Act,  such  offer or sale would  render  invalid (for the purpose of (i) the sale of the offered
     Securities  by the  Company  to the  Purchasers  or (ii) the  resale of the offered  Securities by such  Purchasers  to others) the exemption  from the registration requirements of the 1933 Act provided by Section 4(2) thereof.

          (ii)  Restriction  on  Repurchases.  Until the  expiration of one year after the  original  issuance of the offered  Securities,  the Company will not, and will cause its  Affiliates  not to, resell any offered  Securities which are  "restricted  securities"  (as such term is  defined  under  Rule
     144(a)(3)  under the 1933 Act),  whether as  beneficial  owner or otherwise
     (except  as agent  acting as a  securities  broker on behalf of and for the account of  customers  in the  ordinary  course of business in  unsolicited broker's transactions).

                                       14

          SECTION 7. Indemnification.

          (a)  Indemnification of Placement Agents. The Company and the Advisor,
jointly and  severally,  agree to indemnify  and hold  harmless  each  Placement
Agent, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act
(each, an "Affiliate"),  its selling agents,  officers,  directors and employees and each person,  if any, who controls any Placement Agent within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against  any and all loss,  liability,  claim,  damage and expense whatsoever, as incurred,  related to or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary
     Offering  Memorandum and the Final Offering Memorandum (or any amendment or supplement  thereto),  or the omission or alleged  omission  therefrom of a material fact  necessary in order to make the  statements  therein,  in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss,  liability,  claim,  damage and expense whatsoever,  as  incurred,  to the extent of the  aggregate  amount paid in settlement of any  litigation,  or any  investigation  or proceeding by any governmental  agency  or body,  commenced  or  threatened,  or of any claim whatsoever  based upon any such untrue  statement or omission,  or any such alleged  untrue  statement or omission;  provided  that (subject to Section
     7(d) below) any such settlement is effected with the written consent of the
     Company;

          (iii) against any and all loss,  liability,  claim, damage and expense whatsover,  as  incurred,  related  to or  arising  out of any  breach of a representation,  warranty  or  covenant  by the  Company or the Advisor set forth in this Agreement; and

          (iv) against any and all expense  whatsoever,  as incurred  (including
     the   reasonable   fees  and   disbursements   of  counsel  chosen  by  the
     Representatives),   reasonably   incurred  in   investigating,   preparing,
     conducting or defending  against any litigation,  or any  investigation  or proceeding by any governmental agency or body, commenced or threatened,  or any claim whatsoever  based upon any such untrue statement or omission,  or any such alleged untrue statement or omission,  to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided,  however,  that this indemnity  agreement shall not apply to any loss, liability,  claim,  damage or expense to the  extent  arising  out of any untrue statement or omission or alleged  untrue  statement or omission made in reliance upon and in conformity with written information  furnished to the Company by any
Placement Agent through the Representatives expressly for use in the Preliminary
Offering  Memorandum  and the Final  Offering  Memorandum  (or any  amendment or supplement thereto), with the parties hereto confirming that no such information has been furnished.

          (b) Indemnification of Company, Directors,  Officers and Advisor. Each
Placement Agent severally  agrees to indemnify and hold harmless the Company and the Advisor and each  person,  if any,  who  controls the Company or the Advisor within the  meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act,
against any and all loss, liability,  claim, damage and expense described in the indemnity  contained in subsection  (a) of this Section,  as incurred,  but only with respect to untrue statements or omissions,  or alleged untrue statements or omissions,  made in the Preliminary  Offering  Memorandum and the Final Offering
Memorandum,  in reliance upon and in conformity  with  information  furnished in writing or electronic  mail to the Company by such  Placement  Agent through the
Representatives expressly for use in the Preliminary Offering Memorandum and the
Final  Offering  Memorandum,  with the parties  hereto  confirming  that no such information has been furnished.

                                       15

          (c) Actions against  Parties;  Notification.  Each  indemnified  party shall give notice as promptly as  reasonably  practicable  to each  indemnifying party of any action  commenced  against it in respect of which  indemnity may be sought hereunder (an "Action"),  but failure to so notify an indemnifying  party shall not relieve such  indemnifying  party from any liability  hereunder to the extent it is not  materially  prejudiced  as a result  thereof  and in any event shall not  relieve it from any  liability  which it may have  otherwise  than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above,  counsel to the indemnified  parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section
7(b) above, counsel to the indemnified parties shall be selected by the Company.
An  indemnifying  party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not
(except  with the  consent  of the  indemnified  party)  also be  counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and  expenses  of more than one  counsel  (in  addition  to any  local  counsel)
separate from their own counsel for all  indemnified  parties in connection with any  one  Action  or  separate  but  similar  or  related  Actions  in the  same jurisdiction  arising out of the same general  allegations or circumstances.  No indemnifying  party shall,  without the prior written consent of the indemnified parties,  settle or  compromise  or  consent to the entry of any  judgment  with
respect  to  any  litigation,   or  any   investigation  or  proceeding  by  any
governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which  indemnification  or  contribution  could be sought  under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i)
includes an unconditional  release of each indemnified  party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified  party for fees and  expenses of counsel,  such  indemnifying  party agrees that it shall be liable for any settlement of the nature  contemplated by
Section 7(a)(ii)  effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such  indemnifying  party of the aforesaid  request,  (ii) such indemnifying  party shall have received notice of the terms of such  settlement  at least 30 days prior to such  settlement  being entered into and (iii) such  indemnifying  party shall not have  reimbursed such indemnified  party in  accordance  with such  request  prior to the date of such settlement.

          SECTION  8.  Contribution.  If  the  indemnification  provided  for in
Section  7 hereof  is for any  reason  unavailable  to or  insufficient  to hold harmless an  indemnified  party in respect of any losses,  liabilities,  claims, damages or  expenses  referred to therein,  then each  indemnifying  party shall contribute to the aggregate amount of such losses, liabilities,  claims, damages and  expenses  incurred by such  indemnified  party,  as  incurred,  (i) in such proportion as is  appropriate to reflect the relative  benefits  received by the
Company  and the Advisor on the one hand and the  Placement  Agents on the other hand from the offering of the  Securities  pursuant to this Agreement or (ii) if the  allocation  provided by clause (i) is not permitted by  applicable  law, in such  proportion  as is  appropriate  to reflect not only the relative  benefits referred to in clause (i) above but also the  relative  fault of the Company and the  Advisor  on the one hand and of the  Placement  Agents on the other hand in connection  with the  statements  or omissions,  which  resulted in such losses, liabilities,  claims,  damages  or  expenses,  as  well  as any  other  relevant equitable considerations.

         The  relative  benefits  received by the Company and the Advisor on the one hand and the  Placement  Agents on the  other  hand in  connection  with the offering of the Securities  pursuant to this Agreement  shall be deemed to be in the same  respective  proportions as the total net proceeds from the offering of the Securities  pursuant to this Agreement (before deducting  expenses) received by the  Company and the total  placement  agents fee  received by the  Placement
Agents, in each case as set forth

                                       16

on the cover of the Final  Offering  Memorandum,  bear to the aggregate  initial offering price of the Securities as set forth on the cover of the Final Offering
Memorandum;   provided,   however,   that  each  Placement  Agent's   individual
contribution  shall not exceed the amount of the  placement fee received by such
Placement Agent pursuant to Section 2(d).

         The  relative  fault of the Company and the Advisor on the one hand and the  Placement  Agents on the other hand shall be  determined  by reference  to, among other  things,  whether any such untrue or alleged  untrue  statement of a material  fact or omission or alleged  omission to state a material fact relates to  information  supplied by the  Company  and the  Advisor or by the  Placement
Agents and the parties'  relative intent,  knowledge,  access to information and opportunity to correct or prevent such statement or omission.

         The  Company and the Advisor  and the  Placement  Agents  agree that it would not be just and equitable if contribution  pursuant to this Section 8 were determined by pro rata allocation  (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable  considerations  referred to above in this Section
8. The aggregate  amount of losses,  liabilities,  claims,  damages and expenses incurred by an  indemnified  party and referred to above in this Section 8 shall be deemed to include  any legal or other  expenses  reasonably  incurred by such
indemnified  party  in   investigating,   preparing  or  defending  against  any
litigation,  or any  investigation or proceeding by any  governmental  agency or body,  commenced  or  threatened,  or any claim  whatsoever  based upon any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For  purposes of this  Section 8, each  person,  if any, who controls a
Placement  Agent  within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Placement  Agent's  Affiliates and selling agents shall have the same rights to contribution as such Placement Agent, and each executive officer or director of the Company and each  person,  if any,  who  controls the
Company  within  the  meaning of Section 15 of the 1933 Act or Section 20 of the
1934  Act  shall  have the same  rights  to  contribution  as the  Company.  The
Placement Agents' respective  obligations to contribute pursuant to this Section
8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 9. Representations,  Warranties and Agreements to Survive. All
representations,  warranties  and  agreements  contained in this Agreement or in certificates  of officers of the  Company  and the  Advisor  submitted  pursuant hereto,  shall remain  operative and in full force and effect  regardless of (i)
any investigation  made by or on behalf of any Placement Agent or its Affiliates or selling agents,  any person  controlling any Placement Agent, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

          SECTION 10. Termination of Agreement.

          (a)  Termination;  General.  The  Representatives  may terminate  this
Agreement, by notice to the Company, at any time at or prior to Closing Time (i)
if there has been,  since the time of execution  of this  Agreement or since the respective  dates as of which  information is given in the Preliminary  Offering
Memorandum,  any  material  adverse  change  in  the  condition,   financial  or
otherwise,  or in the earnings,  business  affairs or business  prospects of the
Company  or the  Advisor,  whether  or not  arising  in the  ordinary  course of business,  or (ii) if there has  occurred  any  material  adverse  change in the financial markets in the United States or the international  financial  markets, any outbreak of hostilities or escalation

                                       18

thereof or other  calamity  or crisis or any change or  development  involving a prospective change in national or international political, financial or economic conditions,  in each  case the  effect  of  which is such as to make it,  in the judgment of the  Representatives,  impracticable  or  inadvisable  to market the
Securities or to enforce  contracts for the sale of the Securities,  or (iii) if trading  generally on the American Stock Exchange or the New York Stock Exchange
or in the NASDAQ Select  Market has been  suspended or  materially  limited,  or minimum or maximum  prices for trading  have been fixed,  or maximum  ranges for prices  have been  required,  by any of said  exchanges  or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or
any other governmental  authority, or (iv) a material disruption has occurred in commercial banking or securities  settlement or clearance services in the United
States,  or (v) if a banking  moratorium  has been declared by either Federal or
New York authorities.

          (b)  Liabilities.  If this  Agreement is  terminated  pursuant to this
Section,  such termination  shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections
1, 7, 8 and 9 shall  survive  such  termination  and  remain  in full  force and effect.

          SECTION 11. [Reserved]

          SECTION 12. Tax  Disclosure.  Notwithstanding  any other  provision of this  Agreement,  from the  commencement  of  discussions  with  respect  to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the  Company)  may  disclose to any and all  persons,  without limitation  of any kind,  the tax treatment and tax structure (as such terms are used  in  Sections  6011,  6111  and  6112 of the  U.S.  Code  and the  Treasury
Regulations  promulgated  thereunder) of the  transactions  contemplated by this
Agreement  and all  materials  of any kind  (including  opinions  or  other  tax analyses) that are provided relating to such tax treatment and tax structure.

          SECTION 13. Notices.  All notices and other  communications  hereunder shall be in  writing  and shall be  deemed to have been duly  given if mailed or transmitted by any standard form of telecommunication.  Notices to the Placement
Agents shall be directed to the Representatives c/o Stifel,  Nicolaus & Company,
Incorporated,  501 N.  Broadway,  St.  Louis,  Missouri  63102,  attention of T.
Richard  Kendrick III,  with a copy to Andrews Kurth LLP, 450 Lexington  Avenue,
New York, New York 10017,  attention of Richard  Kronthal,  Esq.; and notices to the  Company and the  Advisor  shall be  directed  to them at  Tortoise  Capital
Resources Corporation,  10801 Mastin Boulevard, Suite 222, Overland Park, Kansas
66210,  attention of Terry Matlack,  with a copy to Blackwell  Sanders LLP, 4801
Main Street, Suite 1000, Kansas City, Missouri 64112, attention of Steve Carman,
Esq.

          SECTION  14.  No  Advisory  or  Fiduciary  Relationship.  The  Company
acknowledges  and  agrees  that  (i) the  purchase  and  sale of the  Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related  discounts and  commissions,  is an  arm's-length commercial  transaction  between the Company,  on the one hand,  and the several
Placement Agents, on the other hand, (ii) no Placement Agent has assumed or will assume an  advisory or  fiduciary  responsibility  in favor of the Company  with respect to the  offering  contemplated  hereby or the  process  leading  thereto
(irrespective  of whether  such  Placement  Agent has  advised  or is  currently advising the Company on other matters) and no Placement Agent has any obligation to the Company  with  respect to the  offering  contemplated  hereby  except the obligations  expressly set forth in this Agreement,  (iii) the Placement  Agents and their respective  affiliates may be engaged in a broad range of transactions that  involve  interests  that  differ from those of the  Company,  and (iv) the
Placement  Agents have not provided  any legal,  accounting,  regulatory  or tax advice  with  respect to the  offering  contemplated  hereby and the Company has consulted its own legal,  accounting,  regulatory and tax advisors to the extent it deemed appropriate.

                                       18

          SECTION 15. Parties.  This Agreement shall inure to the benefit of and be binding  upon the  Placement  Agents  and the  Company  and their  respective successors.  Nothing  expressed or  mentioned  in this  Agreement is intended or shall be  construed  to give any  person,  firm or  corporation,  other than the
Placement  Agents,  the Company and the Advisor and their respective  successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal  representatives,  any legal or equitable right, remedy or claim under or in respect of this  Agreement or any  provision  herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive  benefit of the Placement  Agents,  the Company and the Advisor and their respective  successors,  and said controlling  persons and officers and  directors and their heirs and legal  representatives,  and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any  Placement  Agent shall be deemed to be a successor by reason merely of such purchase.

          SECTION 16.  GOVERNING  LAW. THIS  AGREEMENT  SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION  17.  TIME.  TIME SHALL BE OF THE  ESSENCE OF THIS  AGREEMENT.
EXCEPT AS OTHERWISE SET FORTH HEREIN,  SPECIFIED  TIMES OF DAY REFER TO NEW YORK
CITY TIME.

          SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts,  each of which shall be deemed to be an original,  but all such counterparts shall together constitute one and the same Agreement.

          SECTION 19. Effect of Headings.  The Section  headings  herein are for convenience only and shall not affect the construction hereof.

                            [SIGNATURE PAGE FOLLOWS]

                                       19

         If the  foregoing  is in  accordance  with  your  understanding  of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument,  along with all  counterparts,  will become a binding agreement between the Placement Agents, the Company and the Advisor in accordance with its terms.

                                       Very truly yours,

                                       COMPANY:

                                       TORTOISE GAS AND OIL CORPORATION

                                       By  _____________________________________
                                            Name:
                                            Title:

                                       ADVISOR:

                                       TORTOISE CAPITAL ADVISORS, L.L.C.

                                       By  _____________________________________
                                            Name:
                                            Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED,
as Representative of the several Placement Agents

By   _________________________________________________
      Authorized Signatory

WACHOVIA CAPITAL MARKETS, LLC,
as Representative of the several Placement Agents

By   _________________________________________________
      Authorized Signatory

                                       20

                                   SCHEDULE A

                                Placement Agents

Name of Placement Agent
Stifel, Nicolaus & Company, Incorporated
Wachovia Capital Markets, LLC
Ferris, Baker Watts Incorporated
Oppenheimer & Co.
Wunderloch Securities, Inc.

                                   SCHEDULE B

                                   Purchasers

See list attached hereto.